Exhibit 23 (j) (i)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A) (No. 33-5501) of The Rodney Square Strategic Fixed-Income Fund of our report dated December 4, 1998, included in the 1998 Annual Report to shareholders.

Philadelphia, Pennsylvania
December 23, 1998